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Exhibit 99.1

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News Release	Alliant Techsystems, Inc. Public Affairs, MN11-2015 600 Second Street NE Hopkins, MN 55343-8384	Tel 952 931-5413 Fax 952 931-5423
For Immediate Release
Media Contact:	Investor Contact:
Rod Bitz Phone: 952-931-5413 E-mail: rod_bitz@atk.com	Steve Wold Phone: 952-931-6747 E-mail: steve_wold@atk.com

ATK AND GERMANY'S RHEINMETALL DETEC SIGN AGREEMENT TO
COMBINE ACTIVITIES IN AMMUNITION AND WEAPONS BUSINESSES

JOINT VENTURE WILL CREATE A GLOBAL ARMAMENT COMPANY

    Minneapolis and Ratingen, Germany, April 27, 2001—ATK (Alliant Techsystems, NYSE: ATK), Hopkins, Minn., and Rheinmetall DeTec AG, Ratingen, Germany, announced today they have signed a memorandum of agreement (MOA) to form a joint venture company by combining their activities in the areas of medium-caliber and large-caliber ammunition, fuzing, and weapons. The joint venture is subject to regulatory approval in the U.S., Germany, and other customer countries.

    Paul David Miller (PDM), ATK chairman and chief executive officer, said, "The joint venture will bring together complementary technical and production capabilities of two of the world's premier weapons and munitions companies. These combined attributes will give us the ability to provide enhanced capabilities and better solutions in meeting the changing mission requirements of military forces."

    Dr. Ernst-Otto Krämer, chairman of Rheinmetall DeTec, said, "This merger is an important step to improve trans-Atlantic cooperation on the industrial level and enhance our capability to serve customers."

    The joint venture is a natural follow-on to a long history of successful cooperation on munitions programs between ATK and Rheinmetall. In 1979, Rheinmetall transferred the technology for a family of 120mm smooth-bore tank ammunition to ATK, which has since produced and delivered nearly three million rounds to the U.S. and allied nations.

    In October 2000, the two companies announced a teaming agreement under which they are jointly developing next-generation large-caliber ammunition types for use by future armored vehicles and current main battle tanks. Products will include 105mm high-explosive and kinetic-energy smooth-bore ammunition and 120mm high-explosive smooth-bore tank ammunition.

    Rheinmetall DeTec AG is the lead company of the Rheinmetall Group's defense division. The division has sales of 1.6 billion Euro and employes approximately 9,000 people. Principal business areas include large-caliber and medium-caliber weapons and ammunition, surface/sub-surface anti-mine systems, simulation and training systems, vehicle systems, air defense systems, and vetronics and drones. Further information on Rheinmetall's defense division can be found on the Internet at www.rheinmetall-detec.com.

    ATK is a $1.6 billion aerospace and defense company with leading positions in munitions, precision capabilities, propulsion, and composite structures. The company, which is headquartered in Hopkins, Minn., employs approximately 10,000 people and has two business segments: Aerospace and Defense. ATK news and information can be found on the Internet at www.atk.com.

    The forecasts, projections, expectations, and opportunities for a proposed joint venture company and anticipated new business included in this news release are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results, including changes in governmental spending and budgetary policies, economic conditions, the company's competitive environment, the timing of awards and contracts, the outcome of contingencies, including litigation and environmental remediation, program performance, and sales projections, in addition to other factors identified in ATK's filings with the Securities and Exchange Commission.

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ATK AND GERMANY'S RHEINMETALL DETEC SIGN AGREEMENT TO COMBINE ACTIVITIES IN AMMUNITION AND WEAPONS BUSINESSES
JOINT VENTURE WILL CREATE A GLOBAL ARMAMENT COMPANY